UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2006

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement

2006 Zebra Technologies Incentive Compensation Plan

On February 8, 2006, the Board of Directors (the “Board”) of Zebra Technologies Corporation (the “Company”) approved the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “2006 Plan”), subject to the approval of the stockholders of the Company. The stockholders of the Company approved the 2006 Plan at the Company’s Annual Meeting of Stockholders held on May 9, 2006. The 2006 Plan is effective as of such date.

The Plan is administered by the Compensation Committee of the Board (the “Committee’). Each award is subject to an award agreement prepared by, or at the direction of, the Committee. Participation in the 2006 Plan is at the discretion of the Committee. Eligibility to participate in the 2006 Plan is limited to employees (including officers), directors and consultants of the Company and its subsidiaries, as determined by the Committee. Unless earlier terminated by the Board, the 2006 Plan will terminate on May 9, 2016. Such termination will not affect awards outstanding at the time of termination.

The total number of shares authorized and available for issuance under the 2006 Plan is 5,500,000. The maximum number of shares under the 2006 Plan that may be granted in any one fiscal year to a participant may not exceed 500,000 shares. The Committee in its discretion may adjust the number, class of shares and size of grants which may be issued under the Plan and to prevent dilution or enlargement of rights in the event of certain changes in the capitalization of the Company. The maximum aggregate cash payable in any fiscal year with respect to awards granted to any one participant shall be $8,000,000.

Types of Awards under the 2006 Plan

The 2006 Plan authorizes the Committee to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable: incentive stock options (“ISOs”); nonqualified stock options; stock appreciation rights (“SARs”); restricted stock; performance shares; performance units; and performance awards.

Stock options entitle the option holder to purchase shares at a price established by the Committee. SARs entitle the SAR holder to receive cash or a number of shares equal to the fair market value of shares on the date of exercise over the exercise price. The Committee will determine the exercise price of an option and an SAR at the date of grant, which price may be equal to or greater, but not less, than the fair market value of the underlying shares on the date of grant.

ISOs may only be granted to a participant who is an employee at the date of grant. ISOs granted to an employee who owns, at the date of grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Stockholder”), must have an exercise price per share for the shares subject to such ISO of at least 110% of the fair market value per share on the date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by a participant in a given calendar year will not exceed $100,000, valued as of the ISO’s grant date.

Unless the Committee decides otherwise, the participant may vote restricted shares granted to a participant and may receive dividends before such shares have vested. Except as the Committee may at any time provide, upon termination of the participant’s employment with the Company, unvested restricted stock granted to such participant will be forfeited.

Establishment of Performance Goals

At the beginning of each performance period, the Committee will establish performance goals applicable to performance shares, performance units and performance awards. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria, as determined by the Committee in its sole discretion: revenue; primary or fully diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes;

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economic value added; total stockholder return or return on sales; any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business; or any combination of the above criteria. Performance goals may be based on one or more business criteria, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.

Change in Control

Unless otherwise determined by the Committee and set forth in the applicable award agreement, in the event of certain transactions described in the 2006 Plan constituting a change in control or the sale of substantially all of the assets of the Company:

•	all options and SARs granted under the 2006 Plan will become immediately exercisable, and will remain exercisable throughout their entire term;
•	any period of restriction and other restrictions imposed on restricted stock will lapse; and
•	unless otherwise specified in a participant’s award agreement, the maximum payout opportunities attainable under all outstanding awards of performance shares, performance units and performance awards will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control. The vesting of all such awards will be accelerated as of the effective date of the change in control, and in full settlement of such awards, the maximum of payout opportunities associated with such outstanding awards will be paid in cash to participants within 30 days following the effective date of the change in control.

Termination and Amendment of the 2006 Plan

The Board may amend, suspend or terminate the 2006 Plan or the Committee’s authority to grant awards under the 2006 Plan without the consent of stockholders or participants; provided, however, that any amendment to the 2006 Plan will be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the 2006 Plan to stockholders for approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent.

The summary of the 2006 Plan contained herein is qualified in its entirety by reference to the 2006 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	2006 Zebra Technologies Corporation Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 15, 2006	By:	/s/ Edward L. Kaplan
Edward L. Kaplan
Chairman of the Board and Chief Executive Officer

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